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                                                                    EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS





      We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan, in the Registration Statement (Form S-8 No. 333-15711) pertaining to the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 333-42377) pertaining to the Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan of our report dated January 27, 1998, except for the Pending Acquisition of Note C, as to which the date is February 13, 1998, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                              Ernst & Young LLP

Atlanta, Georgia
February 27, 1998